HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Director of Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS THIRD QUARTER FISCAL 2010 RESULTS

RED BANK, NJ, September 1, 2010 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its third quarter and nine months ended July 31, 2010.

RESULTS FOR THE THREE AND NINE MONTH PERIODS ENDED JULY 31, 2010:

•
Total revenues were $380.6 million for the third quarter of fiscal 2010 compared with $387.1 million in the same quarter a year ago.  For the first nine months of fiscal 2010, total revenues were $1.0 billion compared with $1.2 billion in the first nine months of the prior year.

•
Homebuilding gross margin, before interest expense included in cost of sales, increased year-over-year for the sixth consecutive quarter to 17.1% during the third quarter of 2010, compared to 9.1% in last year’s third quarter.

•	The pre-tax loss in the third quarter of fiscal 2010 was $79.8 million compared to $148.0 million in the third quarter of the prior year.

•
For the third quarter ended July 31, 2010, the after-tax net loss was $72.9 million, or $0.92 per common share, compared with a net loss of $168.9 million, or $2.16 per common share, in the third quarter of fiscal 2009.  The after-tax net income for the first nine months of 2010 was $134.7 million, or $1.69 per fully diluted common share, compared with a net loss of $465.9 million, or $5.96 per common share, in the same period of the prior year.  As a result of tax legislation changes, the after-tax net income for the first nine months of fiscal 2010 included a federal income tax benefit of $291.3 million.

•
Pre-tax land-related charges for the third quarter of fiscal 2010 were $49.0 million compared with $101.1 million in the fiscal 2009 third quarter.  More than 75% of the land-related charges in the third quarter of fiscal 2010 were related to four communities in California and one community in New Jersey.

•
Net contracts for the third quarter of fiscal 2010, excluding unconsolidated joint ventures, decreased 37% to 902 homes compared with last year’s third quarter.  For the first nine months of fiscal 2010, net contracts, excluding unconsolidated joint ventures, decreased 22% to 3,128 compared with 3,989 net contracts in the first nine months of the prior year.

•
At July 31, 2010, there were 183 active selling communities, excluding unconsolidated joint ventures, compared with 178 active selling communities at April 30, 2010.  This is the first sequential increase in active selling communities in twelve quarters.  There were 198 active selling communities at July 31, 2009.

•
Deliveries, excluding unconsolidated joint ventures, were 1,316 homes for the third quarter of fiscal 2010, compared with 1,322 homes in the prior year’s third quarter.  For the nine months ended July 31, 2010, deliveries, excluding unconsolidated joint ventures, declined 10% to 3,525 compared with 3,918 home deliveries in the same period of the prior year.

•	The contract cancellation rate, excluding unconsolidated joint ventures, for the third quarter of fiscal 2010 was 23%, unchanged versus the fiscal 2009 third quarter.

•
During the third quarter, the tax asset valuation allowance charge to earnings was $33.0 million.  The valuation allowance was $746.6 million as of July 31, 2010.  The valuation allowance is a non-cash reserve against the tax assets for GAAP purposes.  For tax purposes, the tax deductions associated with the tax assets may be carried forward for 20 years from the date the deductions were incurred.

CASH AND INVENTORY AS OF JULY 31, 2010:

•	As of July 31, 2010, homebuilding cash was $492.4 million, including restricted cash required to collateralize letters of credit.

•
Cash flow during the third quarter of fiscal 2010 was negative $29.8 million.  During the quarter, $19.3 million of cash was used to repurchase debt and $70.3 million of cash was spent to purchase approximately 1,300 lots.

•	As of July 31, 2010, the consolidated land position was 32,485 lots, consisting of 14,793 lots under option and 17,692 owned lots.

•	During the third quarter, approximately 850 lots were purchased within 45 newly identified communities (communities that were controlled subsequent to January 31, 2009).

•	Approximately 4,700 lots were optioned in 62 newly identified communities during the third quarter.

•	Started unsold homes, excluding models, increased 6%, to 837 at July 31, 2010 compared with 793 at the end of the third quarter a year ago.

OTHER KEY OPERATING DATA:

•
Contract backlog, as of July 31, 2010, excluding unconsolidated joint ventures, was 1,375 homes with a sales value of $419.5 million, a decrease of 30% and 32%, respectively, compared to July 31, 2009.

•
During the third quarter of fiscal 2010, home deliveries through unconsolidated joint ventures were 80 homes, compared with 69 homes in the fiscal 2009 third quarter.  For the first nine months of fiscal 2010, 197 homes were delivered through unconsolidated joint ventures, compared with 215 homes in the same period of the prior year.

COMMENTS FROM MANAGEMENT

“We anticipated that our third quarter net contracts would decline as some sales were pulled forward into the second quarter due to the expiration of the $8,000 federal homebuyers’ tax credit,” commented Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.  “Concurrent with the expiration of the tax credit, we saw consumer confidence take a step backward, as the lack of job creation, volatile stock market prices, the oil spill in the Gulf of Mexico and general concerns about the health of the economy moved to the forefront.  These factors combined to produce slower than expected sales throughout our third quarter.”

“On the positive side, July sales were modestly better than June and we saw August sales improve even more significantly compared to June. However, we still did not reach the sales pace we saw in July and August of the prior year,” continued Mr. Hovnanian.  “While far from a normal sales pace, we are hopeful that the stronger selling environment will continue into September and October.”

“Long-term demographic trends of household formation point to housing starts eventually bouncing off of 60-year lows.  Nevertheless, job creation is the key to a housing recovery, which makes it difficult to predict how improvements in the economy and housing market play out over the short term.  However, we are confident that we are taking appropriate steps at the bottom of this housing cycle to replenish our land supply and optimize our cost structure so that we are well positioned to participate in the inevitable housing rebound,” concluded Mr. Hovnanian.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2010 third quarter financial results conference call at 11:00 a.m. E.T. on Thursday, September 2, 2010.  The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ Website at http://www.khov.com.  For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Audio Archives” section of the Investor Relations page on the Hovnanian Website at http://www.khov.com.  The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES®, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey.  The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Kentucky, Maryland, Minnesota, New Jersey, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia.  The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes®, Matzel & Mumford, Brighton Homes, Parkwood Builders, Town & Country Homes and Oster Homes.  As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active adult homes.

Additional information on Hovnanian Enterprises, Inc., including a summary investment profile and the Company’s 2009 annual report, can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail or fax lists, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) and before inventory impairment loss and land option write-offs and gain on extinguishment of debt (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (GAAP) financial measures.  The most directly comparable GAAP financial measure is net (loss) income.  The reconciliation of EBITDA and Adjusted EBITDA to net (loss) income is presented in a table attached to this earnings release.

Cash flow is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Net Cash provided by (or used in) Operating Activities.  The Company uses cash flow to mean the amount of Net Cash provided by (or used in) Operating Activities for the period, as reported on the Condensed Consolidated Statement of Cash Flows, excluding changes in mortgage notes receivable at the mortgage company, plus (or minus) the amount of Net Cash provided by (or used in) Investing Activities.  For the third quarter of 2010, cash flow was negative $29.8 million, which was derived from $34.6 million from net cash used in operating activities plus the change in mortgage notes receivable of $3.4 million plus $1.4 million of net cash provided by investing activities.

Loss Before Income Taxes Excluding Land-Related Charges and Gain on Extinguishment of Debt is a non-GAAP financial measure.  The most directly comparable GAAP financial measure is Loss Before Income Taxes.  The reconciliation of Loss Before Income Taxes Excluding Land-Related Charges and Gain on Extinguishment of Debt to Loss Before Income Taxes is presented in a table attached to this earnings release.

Note: All statements in this Press Release that are not historical facts should be considered as "forward-looking statements" within the meaning of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic and industry and business conditions, (2) adverse weather conditions and natural disasters, (3) changes in market conditions and seasonality of the Company’s business, (4) changes in home prices and sales activity in the markets where the Company builds homes, (5) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, and the environment, (6) fluctuations in interest rates and the availability of mortgage financing, (7) shortages in, and price fluctuations of, raw materials and labor, (8) the availability and cost of suitable land and improved lots, (9) levels of competition, (10) availability of financing to the Company, (11) utility shortages and outages or rate fluctuations, (12) levels of indebtedness and restrictions on the Company's operations and activities imposed by the agreements governing the Company's outstanding indebtedness, (13) operations through joint ventures with third parties, (14) product liability litigation and warranty claims, (15) successful identification and integration of acquisitions, (16) significant influence of the Company’s controlling stockholders, (17) geopolitical risks, terrorist acts and other acts of war and (18) other factors described in detail in the Company's Form 10-K for the year ended October 31, 2009.

 (Financial Tables Follow)

Hovnanian Enterprises, Inc.
July 31, 2010
Statements of Consolidated Operations
(Dollars in Thousands, Except Per Share Data)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Total Revenues	$380,600	$387,114	$1,018,830	$1,158,897
Costs and Expenses (a)	464,827	566,622	1,205,814	1,971,695
Gain on Extinguishment of Debt	5,256	37,016	25,047	427,804
Loss from Unconsolidated Joint Ventures	(871)	(5,537)	(853)	(38,220)
Loss Before Income Taxes	(79,842)	(148,029)	(162,790)	(423,214)
Income Tax (Benefit) Provision	(6,988)	20,883	(297,491)	42,729
Net (Loss) Income	$(72,854)	$(168,912)	$134,701	$(465,943)

Per Share Data:
Basic:
(Loss) Income Per Common Share	$(0.92)	$(2.16)	$1.71	$(5.96)
Weighted Average Number of
Common Shares Outstanding (b)	78,763	78,065	78,662	78,208
Assuming Dilution:
(Loss) Income Per Common Share	$(0.92)	$(2.16)	$1.69	$(5.96)
Weighted Average Number of
Common Shares Outstanding (b)	78,763	78,065	79,873	78,208

(a) Includes inventory impairment loss and land option write-offs.
(b) For periods with a net loss, basic shares are used in accordance with GAAP rules.

Hovnanian Enterprises, Inc.
July 31, 2010
Reconciliation of Loss Before Income Taxes Excluding Land-Related
Charges and Gain on Extinguishment of Debt to Loss Before Income Taxes
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Loss Before Income Taxes	$(79,842)	$(148,029)	$(162,790)	$(423,214)
Inventory Impairment Loss and Land Option Write-Offs	48,959	101,130	55,111	521,505
Unconsolidated Joint Venture Investment and Land-Related Charges	-	4,646	-	35,197
Gain on Extinguishment of Debt	(5,256)	(37,016)	(25,047)	(427,804)
Loss Before Income Taxes Excluding Land-Related Charges and Gain
on Extinguishment of Debt(a)	$(36,139)	$(79,269)	$(132,726)	$(294,316)

(a) Loss Before Income Taxes Excluding Land-Related Charges and Gain on Extinguishment of Debt is a non-GAAP Financial measure. The most directly comparable GAAP financial measure is Loss Before Income Taxes.

Hovnanian Enterprises, Inc.
July 31, 2010
Gross Margin
(Dollars in Thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Sale of Homes	$368,077	$367,141	$987,923	$1,107,891
Cost of Sales, Excluding Interest (a)	305,054	333,887	821,776	1,022,496
Homebuilding Gross Margin, Excluding Interest	63,023	33,254	166,147	85,395
Homebuilding Cost of Sales Interest	20,918	20,363	59,290	67,752
Homebuilding Gross Margin, Including Interest	$42,105	$12,891	$106,857	$17,643

Gross Margin Percentage, Excluding Interest	17.1%	9.1%	16.8%	7.7%
Gross Margin Percentage, Including Interest	11.4%	3.5%	10.8%	1.6%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Land Sales	$2,786	$8,488	$3,821	$14,388
Cost of Sales, Excluding Interest (a)	1,000	3,982	1,020	7,197
Land Sales Gross Margin, Excluding Interest	1,786	4,506	2,801	7,191
Land Sales Interest	1,266	4,258	1,487	6,038
Land Sales Gross Margin, Including Interest	$520	$248	$1,314	$1,153

(a) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Consolidated Statements of Operations.

Hovnanian Enterprises, Inc.
July 31, 2010
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Net (Loss) Income	$(72,854)	$(168,912)	$134,701	$(465,943)
Income Tax (Benefit) Provision	(6,988)	20,883	(297,491)	42,729
Interest Expense	44,855	48,563	132,411	140,486
EBIT (a)	(34,987)	(99,466)	(30,379)	(282,728)
Depreciation	2,632	3,828	9,089	13,114
Amortization of Debt Costs	845	1,628	2,466	4,859
EBITDA (b)	(31,510)	(94,010)	(18,824)	(264,755)
Inventory Impairment Loss and Land Option Write-offs	48,959	101,130	55,111	521,505
Gain on Extinguishment of Debt	(5,256)	(37,016)	(25,047)	(427,804)
Adjusted EBITDA (c)	$12,193	$(29,896)	$11,240	$(171,054)

Interest Incurred	$38,107	$43,944	$116,449	$145,042

Adjusted EBITDA to Interest Incurred	0.32	(0.68)	0.10	(1.18)

(a) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income. EBIT represents earnings before interest expense and income taxes.
(b)   EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income.  EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(c)   Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net (loss) income.  Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairment loss and land option write-offs, and gain on extinguishment of debt.

Hovnanian Enterprises, Inc.
July 31, 2010
Interest Incurred, Expensed and Capitalized
(Dollars in Thousands)
	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Interest Capitalized at Beginning of Period	$155,126	$179,282	$164,340	$170,107
Plus Interest Incurred	38,107	43,944	116,449	145,042
Less Interest Expensed	44,855	48,563	132,411	140,486
Interest Capitalized at End of Period (a)	$148,378	$174,663	$148,378	$174,663

(a)   The Company incurred significant inventory impairments in recent years, which are determined based on total inventory including capitalized interest.  However, the capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	July 31, 2010	October 31, 2009
ASSETS	(unaudited)	(1)

Homebuilding:
Cash and cash equivalents	$390,921	$419,955

Restricted cash	117,792	152,674

Inventories:
Sold and unsold homes and lots under development	566,338	631,302

Land and land options held for future
development or sale	433,853	372,143

Consolidated inventory not owned:
Specific performance options	20,679	30,534
Variable interest entities	34,817	45,436
Other options	13,135	30,498

Total consolidated inventory not owned	68,631	106,468

Total inventories	1,068,822	1,109,913

Investments in and advances to unconsolidated
joint ventures	37,553	41,260

Receivables, deposits, and notes	51,476	44,418

Property, plant, and equipment – net	66,093	73,918

Prepaid expenses and other assets	87,844	98,159

Total homebuilding	1,820,501	1,940,297

Financial services:
Cash and cash equivalents	19,315	6,737
Restricted cash	3,648	4,654
Mortgage loans held for sale or investment	61,456	69,546
Other assets	4,857	3,343

Total financial services	89,276	84,280

Total assets	$1,909,777	$2,024,577

(1) Derived from the audited balance sheet as of October 31, 2009.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands Except Share Amounts)

	July 31, 2010	October 31, 2009
LIABILITIES AND EQUITY	(unaudited)	(1)

Homebuilding:
Nonrecourse land mortgages	$5,425	$-
Accounts payable and other liabilities	282,009	325,722
Customers’ deposits	11,268	18,811
Nonrecourse mortgages secured by operating
properties	20,875	21,507
Liabilities from inventory not owned	59,590	96,908

Total homebuilding	379,167	462,948

Financial services:
Accounts payable and other liabilities	13,919	14,507
Mortgage warehouse line of credit	55,958	55,857

Total financial services	69,877	70,364

Notes payable:
Senior secured notes	784,219	783,148
Senior notes	711,508	822,312
Senior subordinated notes	120,170	146,241
Accrued interest	33,095	26,078

Total notes payable	1,648,992	1,777,779

Income tax payable	19,167	62,354

Total liabilities	2,117,203	2,373,445

Equity:
Hovnanian Enterprises, Inc. stockholders’ equity deficit:
Preferred stock, $.01 par value - authorized 100,000
shares; issued 5,600 shares at July 31,
2010 and at October 31, 2009 with a
liquidation preference of $140,000	135,299	135,299
Common stock, Class A, $.01 par value – authorized
200,000,000 shares; issued 74,808,246 shares at
July 31, 2010 and 74,376,946 shares at
October 31, 2009 (including 11,694,720
shares at July 31, 2010 and
October 31, 2009 held in Treasury)	748	744
Common stock, Class B, $.01 par value (convertible
to Class A at time of sale) – authorized
30,000,000 shares; issued 15,257,043 shares at
July 31, 2010 and 15,265,067 shares at
October 31, 2009 (including 691,748 shares at
July 31, 2010 and October 31, 2009 held in
Treasury)	153	153
Paid in capital - common stock	462,207	455,470
Accumulated deficit	(691,306)	(826,007)
Treasury stock - at cost	(115,257)	(115,257)

Total Hovnanian Enterprises, Inc. stockholders’ equity deficit	(208,156)	(349,598)

Non-controlling interest in consolidated joint ventures	730	730

Total equity deficit	(207,426)	(348,868)

Total liabilities and equity	$1,909,777	$2,024,577

(1) Derived from the audited balance sheet as of October 31, 2009.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In Thousands Except Per Share Data) (unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2010	2009	2010	2009
Revenues:
Homebuilding:
Sale of homes	$368,077	$367,141	$987,923	$1,107,891
Land sales and other revenues	3,770	11,044	7,489	24,731

Total homebuilding	371,847	378,185	995,412	1,132,622
Financial services	8,753	8,929	23,418	26,275

Total revenues	380,600	387,114	1,018,830	1,158,897

Expenses:
Homebuilding:
Cost of sales, excluding interest	306,054	337,869	822,796	1,029,693
Cost of sales interest	22,184	24,621	60,777	73,790
Inventory impairment loss and land option write-offs	48,959	101,130	55,111	521,505

Total cost of sales	377,197	463,620	938,684	1,624,988

Selling, general and administrative	42,184	55,264	127,615	187,130

Total homebuilding expenses	419,381	518,884	1,066,299	1,812,118

Financial services	6,168	6,345	17,194	19,568

Corporate general and administrative (1)	14,816	15,494	45,232	64,763

Other interest (2)	22,671	23,942	71,634	66,696

Other operations	1,791	1,957	5,455	8,550

Total expenses	464,827	566,622	1,205,814	1,971,695

Gain on extinguishment of debt	5,256	37,016	25,047	427,804

Loss from unconsolidated joint
ventures	(871)	(5,537)	(853)	(38,220)

Loss before income taxes	(79,842)	(148,029)	(162,790)	(423,214)

State and federal income tax (benefit) provision:
State	(6,988)	1,542	(6,160)	23,318
Federal	-	19,341	(291,331)	19,411

Total taxes	(6,988)	20,883	(297,491)	42,729

Net (loss) income	$(72,854)	$(168,912)	$134,701	$(465,943)

Per share data:
Basic:
(Loss) income per common share	$(0.92)	$(2.16)	$1.71	$(5.96)
Weighted average number of common
shares outstanding	78,763	78,065	78,662	78,208

Assuming dilution:
(Loss) income per common share	$(0.92)	$(2.16)	$1.69	$(5.96)
Weighted average number of common
shares outstanding	78,763	78,065	79,873	78,208

(1) Includes expenses related to canceled stock options of $12.3 million for the nine months ended July 31, 2009.
(2) Beginning in the third quarter of fiscal 2008, our assets that qualify for interest capitalization (inventory under development) no longer exceeded our debt and therefore the portion of interest not covered by qualifying assets must be directly expensed.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Three Months - 7/31/2010
		Net Contracts(1)			Deliveries
		Three Months Ended			Three Months Ended			Contract Backlog
		July 31,			July 31,			July 31,
		2010	2009	% Change	2010	2009	% Change	2010	2009	% Change
Northeast
	Home	105	202	(48.0)%	221	201	10.0%	300	479	(37.4)%
	Dollars	$ 43,314	$ 84,093	(48.5)%	$ 91,740	$ 84,761	8.2%	$ 128,424	$ 205,966	(37.6)%
	Avg. Price	$ 412,514	$ 416,302	(0.9)%	$ 415,113	$ 421,697	(1.6)%	$ 428,080	$ 429,992	(0.4)%
Mid-Atlantic
	Home	137	237	(42.2)%	194	200	(3.0)%	299	418	(28.5)%
	Dollars	$ 50,845	$ 85,352	(40.4)%	$ 72,767	$ 75,631	(3.8)%	$ 115,716	$ 165,218	(30.0)%
	Avg. Price	$ 371,131	$ 360,135	3.1%	$ 375,088	$ 378,155	(0.8)%	$ 387,010	$ 395,258	(2.1)%
Midwest
	Home	90	128	(29.7)%	110	128	(14.1)%	286	324	(11.7)%
	Dollars	$ 16,526	$ 25,411	(35.0)%	$ 22,650	$ 29,925	(24.3)%	$ 48,680	$ 62,645	(22.3)%
	Avg. Price	$ 183,622	$ 198,523	(7.5)%	$ 205,909	$ 233,789	(11.9)%	$ 170,210	$ 193,349	(12.0)%
Southeast
	Home	64	117	(45.3)%	121	95	27.4%	75	131	(42.7)%
	Dollars	$ 15,264	$ 27,660	(44.8)%	$ 28,522	$ 23,152	23.2%	$ 18,554	$ 34,600	(46.4)%
	Avg. Price	$ 238,500	$ 236,410	0.9%	$ 235,719	$ 243,705	(3.3)%	$ 247,387	$ 264,122	(6.3)%
Southwest
	Home	369	519	(28.9)%	472	500	(5.6)%	290	376	(22.9)%
	Dollars	$ 88,360	$ 109,027	(19.0)%	$ 103,065	$ 105,518	(2.3)%	$ 76,721	$ 81,238	(5.6)%
	Avg. Price	$ 239,458	$ 210,071	14.0%	$ 218,358	$ 211,036	3.5%	$ 264,555	$ 216,059	22.4%
West
	Home	137	239	(42.7)%	198	198	0.0%	125	250	(50.0)%
	Dollars	$ 33,313	$ 55,053	(39.5)%	$ 49,333	$ 48,154	2.4%	$ 31,374	$ 64,557	(51.4)%
	Avg. Price	$ 243,161	$ 230,347	5.6%	$ 249,157	$ 243,200	2.4%	$ 250,992	$ 258,228	(2.8)%
Consolidated Total
	Home	902	1,442	(37.4)%	1,316	1,322	(0.5)%	1,375	1,978	(30.5)%
	Dollars	$ 247,622	$ 386,596	(35.9)%	$ 368,077	$ 367,141	0.3%	$ 419,469	$ 614,224	(31.7)%
	Avg. Price	$ 274,525	$ 268,097	2.4%	$ 279,694	$ 277,716	0.7%	$ 305,069	$ 310,527	(1.8)%
Unconsolidated Joint Ventures
	Home	71	60	18.3%	80	69	15.9%	167	212	(21.2)%
	Dollars	$ 35,763	$ 26,672	34.1%	$ 34,609	$ 25,460	35.9%	$ 80,968	$ 146,747	(44.8)%
	Avg. Price	$ 503,704	$ 444,533	13.3%	$ 432,613	$ 368,986	17.2%	$ 484,838	$ 692,203	(30.0)%
Total
	Home	973	1,502	(35.2)%	1,396	1,391	0.4%	1,542	2,190	(29.6)%
	Dollars	$ 283,385	$ 413,268	(31.4)%	$ 402,686	$ 392,601	2.6%	$ 500,437	$ 760,971	(34.2)%
	Avg. Price	$ 291,250	$ 275,145	5.9%	$ 288,457	$ 282,243	2.2%	$ 324,538	$ 347,475	(6.6)%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(UNAUDITED)					Communities Under Development
					Nine Months - 7/31/2010
		Net Contracts(1)			Deliveries
		Nine Months Ended			Nine Months Ended			Contract Backlog
		July 31,			July 31,			July 31,
		2010	2009	% Change	2010	2009	% Change	2010	2009	% Change
Northeast
	Home	381	568	(32.9)%	538	586	(8.2)%	300	479	(37.4)%
	Dollars	$ 150,901	$ 254,091	(40.6)%	$ 217,409	$ 254,749	(14.7)%	$ 128,424	$ 205,966	(37.6)%
	Avg. Price	$ 396,066	$ 447,343	(11.5)%	$ 404,106	$ 434,725	(7.0)%	$ 428,080	$ 429,992	(0.4)%
Mid-Atlantic
	Home	465	615	(24.4)%	552	582	(5.2)%	299	418	(28.5)%
	Dollars	$ 171,498	$ 214,819	(20.2)%	$ 206,477	$ 215,513	(4.2)%	$ 115,716	$ 165,218	(30.0)%
	Avg. Price	$ 368,813	$ 349,299	5.6%	$ 374,053	$ 370,297	1.0%	$ 387,010	$ 395,258	(2.1)%
Midwest
	Home	324	388	(16.5)%	291	355	(18.0)%	286	324	(11.7)%
	Dollars	$ 60,235	$ 77,745	(22.5)%	$ 62,083	$ 80,685	(23.1)%	$ 48,680	$ 62,645	(22.3)%
	Avg. Price	$ 185,914	$ 200,374	(7.2)%	$ 213,344	$ 227,282	(6.1)%	$ 170,210	$ 193,349	(12.0)%
Southeast
	Home	248	361	(31.3)%	308	393	(21.6)%	75	131	(42.7)%
	Dollars	$ 57,835	$ 78,796	(26.6)%	$ 75,240	$ 90,001	(16.4)%	$ 18,554	$ 34,600	(46.4)%
	Avg. Price	$ 233,202	$ 218,271	6.8%	$ 244,286	$ 229,010	6.7%	$ 247,387	$ 264,122	(6.3)%
Southwest
	Home	1,255	1,346	(6.8)%	1,316	1,390	(5.3)%	290	376	(22.9)%
	Dollars	$ 282,183	$ 279,495	1.0%	$ 288,617	$ 305,637	(5.6)%	$ 76,721	$ 81,238	(5.6)%
	Avg. Price	$ 224,847	$ 207,649	8.3%	$ 219,314	$ 219,883	(0.3)%	$ 264,555	$ 216,059	22.4%
West
	Home	455	711	(36.0)%	520	612	(15.0)%	125	250	(50.0)%
	Dollars	$ 113,210	$ 154,777	(26.9)%	$ 138,097	$ 161,306	(14.4)%	$ 31,374	$ 64,557	(51.4)%
	Avg. Price	$ 248,815	$ 217,689	14.3%	$ 265,571	$ 263,572	0.8%	$ 250,992	$ 258,228	(2.8)%
Consolidated Total
	Home	3,128	3,989	(21.6)%	3,525	3,918	(10.0)%	1,375	1,978	(30.5)%
	Dollars	$ 835,862	$ 1,059,723	(21.1)%	$ 987,923	$ 1,107,891	(10.8)%	$ 419,469	$ 614,224	(31.7)%
	Avg. Price	$ 267,219	$ 265,661	0.6%	$ 280,262	$ 282,769	(0.9)%	$ 305,069	$ 310,527	(1.8)%
Unconsolidated Joint Ventures
	Home	205	164	25.0%	197	215	(8.4)%	167	212	(21.2)%
	Dollars	$ 92,489	$ 65,437	41.3%	$ 88,615	$ 72,494	22.2%	$ 80,968	$ 146,747	(44.8)%
	Avg. Price	$ 451,166	$ 399,006	13.1%	$ 449,822	$ 337,181	33.4%	$ 484,838	$ 692,203	(30.0)%
Total
	Home	3,333	4,153	(19.7)%	3,722	4,133	(9.9)%	1,542	2,190	(29.6)%
	Dollars	$ 928,351	$ 1,125,160	(17.5)%	$ 1,076,538	$ 1,180,385	(8.8)%	$ 500,437	$ 760,971	(34.2)%
	Avg. Price	$ 278,533	$ 270,927	2.8%	$ 289,236	$ 285,600	1.3%	$ 324,538	$ 347,475	(6.6)%
DELIVERIES INCLUDE EXTRAS
Notes:
(1) Net contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.